Exhibit 23.01

M&K CPAS, PLLC

4100 N. Sam Houston Parkway W., Suite 200B

Houston, TX 77086

April 5, 2013

To Whom It May Concern:

We consent to the incorporation by reference in the Registration Statement (Form S-8) filed with the Securities and Exchange Commission pertaining to our report dated April 13, 2012 relating to the audited financial statements of WordLogic Corporation for the years ended December 31, 2011 and 2010.

Very Truly Yours,

/s/ M&K CPAS, PLLC

M&K CPAS, PLLC